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                                                                      EXHIBIT 11

                    A.S.V., INC.
                 EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE

                                                            Three Months Ended                 Six Months Ended
                                                                  June 30,                         June 30,
                                                        ----------------------------      ----------------------------
BASIC                                                       2004             2003             2004             2003
                                                        -----------      -----------      -----------      -----------
   Earnings
     Net earnings                                       $ 4,182,196      $ 2,285,418      $ 7,777,229      $ 3,053,001
                                                        ===========      ===========      ===========      ===========

   Shares
     Weighted average number of common
       shares outstanding                                12,632,363       10,089,161       12,548,440       10,076,531
                                                        ===========      ===========      ===========      ===========

   Basic earnings per common share                      $       .33      $       .23      $       .62      $       .30
                                                        ===========      ===========      ===========      ===========

DILUTED
   Earnings
     Net earnings                                       $ 4,182,196      $ 2,285,418      $ 7,777,229      $ 3,053,001
                                                        ===========      ===========      ===========      ===========

   Shares
     Weighted average number of common
       shares outstanding                                12,632,363       10,089,161       12,548,440       10,076,531
     Assuming exercise of options and warrants
       reduced by the number of shares which could
       have been purchased with the proceeds from
       the exercise of such options and warrants            478,460          343,500          860,274          196,616
                                                        -----------      -----------      -----------      -----------

     Weighted average number of common and
       common equivalent shares outstanding              13,110,823       10,432,661       13,408,714       10,273,147
                                                        ===========      ===========      ===========      ===========

   Diluted earnings per common share                    $       .32      $       .22      $       .58      $       .30
                                                        ===========      ===========      ===========      ===========


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